As filed with the Securities and Exchange Commission May 22, 1998
                           Registration Statement No. 333-_______

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM S-8
                      REGISTRATION STATEMENT
                 UNDER THE SECURITIES ACT OF 1933

                    LAYNE CHRISTENSEN COMPANY
      (Exact name of registrant as specified in its charter)

          Delaware                             48-0920712
   (State or other jurisdiction            (I.R.S.Employer
 of incorporation or organization)       Identification No.)

1900 Shawnee Mission Parkway,  Mission Woods, Kansas     66205
   (Address of Principal Executive Offices)            (Zip Code)

                    LAYNE CHRISTENSEN COMPANY
                 1996 DISTRICT STOCK OPTION PLAN
                       (Full title of plan)

         Andrew B. Schmitt, 1900 Shawnee Mission Parkway,
                   Mission Woods, Kansas 66205
             (Name and address of agent for service)

                          (913) 362-0510
  (Telephone number, including area code, of agent for service)

           Please send copies of all correspondence to:

                    Layne Christensen Company
                   1900 Shawnee Mission Parkway
                   Mission Woods, Kansas 66205
    Attn:  Kent B. Magill, Vice President and General Counsel
                          (913) 362-0510


                 CALCULATION OF REGISTRATION FEE

                            Proposed     Proposed
 Title of                   maximum      maximum
securities      Amount      offering     aggregate    Amount of
  to be          to be      price per    offering    registraton
registered     registered   share (1)    price (1)       fee

Common Stock    400,000      $14.375     $5,750,000     $1,743
$.01 par       shares (2)
value

(1)  Pursuant to Rule 457(h) of the Securities Act of
1933, and solely for the purposes of calculating the amount of the registration fee, the proposed maximum offering price per share and proposed maximum aggregate offering price is based on the average of the bid and asked prices of the Common Stock on May 21, 1998, in the over-the-counter market as quoted on the National Association of Securities Dealers Automated Quotation National Market System.

(2) The provisions of Rule 416 shall apply to this registration statement and the number of shares registered on this registration statement automatically shall increase or decrease as a result of stock splits, stock dividends or similar transactions.

Pursuant to General Instruction E to Form S-8, the contents of
Registration Statement No. 333-20801 are incorporated herein by reference.

                            PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been previously filed by Layne Christensen Company (the "Company") with the Securities and Exchange Commission (the "Commission") and are incorporated by reference into this Registration Statement: (i) the Annual Report on Form 10-K filed for the fiscal year ended January 31, 1998, (ii) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-20578), including any amendments or reports filed for the purpose of updating such description.

     Additionally, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date hereof and prior to the termination of the Layne Christensen Company District Stock Option Plan or the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except that in no event shall any information included in any such document in response to Item 402(i), (k) or (l) of Regulation S-K be deemed to constitute a part of this Registration Statement. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of the Registrant's common stock registered pursuant to this Registration Statement and certain other matters will be passed upon by Kent B. Magill, Vice President and General Counsel of the Registrant. As of April 27, 1998, Mr. Magill owned 17,361 shares of the Registrant's common stock and has been granted options exercisable with respect to an additional 87,117 shares of Registrant's common stock.

     ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) Section 145 of the General Corporation Law of Delaware (the "DGCL") gives Delaware corporations broad powers to indemnify, their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, including expenses relating to liabilities under the Securities Act of 1933, as amended (the "Securities Act"), subject to specified conditions and exclusions, and gives a director or officer who successfully defends an action the right to be so indemnified, and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of the stockholders or otherwise.

     (b) The Company's Bylaws provide that the Company shall indemnify officers and directors of the Company to the fullest extent permitted by and in the manner permissible under the DGCL.

     (c) In accordance with Section 102(b)(7) of the DGCL, the Company's Restated Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the Company or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) under Section 174 of the DGCL (unlawful payment of dividends) or
(4) transactions from which a director derives an improper personal benefit.

     (d) The Company has obtained directors and officers liability insurance for each of its directors and executive officers which (subject to certain limits and deductibles) (i) insures such persons against loss arising from certain claims made against them by reason of such persons being a director or officer, and (ii) insures the Company against loss which it may be required or permitted to pay as indemnification due such persons for certain claims. Such insurance may provide coverage for certain matters as to which the Company may not be permitted by law to provide indemnification.

     (e) For information regarding the Company's undertaking to submit to adjudication, the issue of indemnification for violation of the securities laws, see "Undertakings," Item 9 hereof.

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     ITEM 8.   EXHIBITS.

     A list of the exhibits included as part of this Registration
Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

     ITEM 9.   UNDERTAKINGS.

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registrant Statement;

               (iii) To include any material information with
                     respect to the plan of distribution not
                     previously disclosed in the Registration
                     Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (1)(i) and
               (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
               Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mission Woods, State of Kansas, on May 22, 1998.

                                   LAYNE CHRISTENSEN COMPANY

                                   By: /s/ Andrew B. Schmitt
                                           Andrew B. Schmitt
                                           President and Chief
                                           Executive Officer


                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Andrew B. Schmitt and Kent B. Magill, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, lawfully may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     SIGNATURE AND TITLE                                    DATE


/s/ Andrew B. Schmitt                                     May 22, 1998
Andrew B. Schmitt
President, Chief Executive Officer and Director
 (Principal Executive Officer)


/s/ Jerry W. Fanska                                       May 22, 1998
Jerry W. Fanska
Vice President - Finance and Treasurer
(Principal Financial & Accounting Officer)

/s/ Robert J. Dineen                                    April 27, 1998
Robert J. Dineen
Director


/s/ Todd A. Fisher                                        May 22, 1998
Todd A. Fisher
Director


/s/ Edward A. Gilhuly                                     May 22, 1998
Edward A. Gilhuly
Director


/s/ Donald K. Miller                                      May 22, 1998
Donald K. Miller
Director


/s/ Sheldon R. Erikson                                    May 22, 1998
Sheldon R. Erikson
Director

                        INDEX TO EXHIBITS

                                                       SEQUENTIALLY
EXHIBIT NO.         DESCRIPTION                        NUMBERED PAGE

  4.1               Specimen common stock                   *
                    certificate (filed as
                    Exhibit 4(1) to the
                    Registrant's Registration
                    Statement on Form S-1,
                    S.E.C. File No. 33-48432,
                    and incorporated herein
                    by reference).

  4.2               Restated Certificate of                 *
                    Incorporation of the Registrant
                    (filed as Exhibit 3(1) to
                    the Registrant's Annual
                    Report on Form 10-K for the
                    fiscal year ended January 31,
                    1996, and incorporated herein
                    by reference).

  4.3               Bylaws of the Registrant (filed as      *
                    Exhibit 3(2) to the Registrant's
                    Registration Statement on
                    Form S-1, S.E.C. File No.
                    33-48432, and incorporated herein
                    by reference.)

  4.4               Layne Christensen Company 1996          ___
                    District Stock Option Plan

  4.5               Layne Christensen Company 1996          ___
                    District Stock Option Agreement

  5                 Opinion of Kent B. Magill,              ___
                    Vice President and General Counsel,
                    for the Registrant, with respect
                    to the legality of Registrant's
                    common stock registered hereby.

  23.1              Consent of the Registrant's             ___
                    Independent Accountants.

  23.2              Consent of Kent B. Magill, the          ___
                    Registrant's Counsel (contained
                    in the Opinion of Counsel
                    filed as Exhibit 5).

  25                Power of Attorney (included on          ___
                    Signature page hereto)

* Incorporated herein by reference.